The New Home Company Inc. Announces Strategic Changes in its Executive Suite

Aliso Viejo, CA, June 1, 2015 – The New Home Company Inc. (NYSE: NWHM) today announced that Joseph Davis, the company’s Chief Investment Officer, will step down from his role as an officer of the company, effective June 26, 2015. Mr. Davis is one of the company’s founders and has served as CIO since 2010. He will continue to serve as a consultant to the company under an agreement with an initial one-year term.
Mr. Davis commented, “I’ve enjoyed participating in the creation and growth of The New Home Company over the last five years. I look forward to continuing to work with the company on a number of initiatives, including the creation and development of innovative master planned communities.”
As part of the change in management, Wayne Stelmar, the company’s Chief Financial Officer and also a company founder, will assume the role of CIO, also effective June 26, 2015.
John Stephens, most recently the Senior Vice President and Chief Financial Officer of M. D. C. Holdings, Inc. since 2012, will assume the role of Chief Financial Officer concurrent with Mr. Stelmar assuming the position of CIO.
Prior to serving as Senior Vice President and Chief Financial Officer of M.D.C. Holdings Inc., Mr. Stephens was with Standard Pacific Corp., one of the country’s largest homebuilders for 10 years, and served as Chief Financial Officer from 2009 through 2011.
Larry Webb, the company’s CEO, Chairman and also a company founder, stated, “I am excited to announce these changes to our senior management team which will provide the company the infrastructure to accelerate its growth while continuing to execute its plan. The addition of Mr. Stephens will allow Mr. Stelmar to focus on the strategic growth of the company in its existing and potential new markets. Finally, the company will continue to benefit from Mr. Davis’ insight and industry relationships. I am excited about The New Home Company’s future and believe these management changes are extremely positive.”

About The New Home Company
NWHM is a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California, including coastal Southern California, the San Francisco Bay area and metro Sacramento. The Company is headquartered in Aliso Viejo, California. For more information about the Company and its new home developments, please visit the Company’s website at www.NWHM.com.

Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of projects, our ability to execute our strategic growth objectives and possible expansion to other markets. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “will,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.
The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; continued volatility and uncertainty in the credit markets and broader financial markets; our future operating results and financial condition; our business operations; changes in our business and investment strategy; availability of land to acquire and our ability to acquire such land on favorable terms or at all; availability, terms and deployment of capital; continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market; shortages of or increased prices for labor, land or raw materials used in housing construction; delays in land development or home construction resulting from adverse weather conditions or other events outside our control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the timing of receipt of regulatory approvals and the opening of projects; the degree and nature of our competition; our leverage and debt service obligations; availability of qualified personnel and our ability to retain our key personnel; and additional factors discussed under the sections captioned “Risk Factors” included in our most recent annual report filed with the Securities and Exchange Commission.